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                                 EXHIBIT 10.14
















































                                      27



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                                   AMENDMENT


     This is an Amendment, dated February 20, 1997, to an Employment Agreement dated November 24, 1993 (the "Agreement"), by and between CRITICARE SYSTEMS, INC., a Delaware corporation (the "Corporation"), and RICHARD J. OSOWSKI ("Mr. Osowski").

     1. The Agreement is hereby amended to add a new section 6(c) to read in its entirety:

        (c) Termination Following a Change in Control.  "Change in
Control" shall mean a sale or other transfer not in the ordinary course of business of all or substantially all of the Corporation's assets or a transaction, or series of related transactions, the effect of which is to cause more than 50% of the Corporation's issued and outstanding voting capital stock to be beneficially owned by one person or entity or a group of related or affiliated persons or entities. Notwithstanding any of the other provisions of this section 6, after 3 months following a Change in Control, if Mr.
Osowski's employment terminates for any reason, whether such termination is initiated by Mr. Osowski or the Corporation (and regardless of the existence or lack of Cause), Mr. Osowski (or if Mr. Osowski dies, his heirs or beneficiaries) will be entitled to receive and the Corporation will pay and provide his then Base Salary and the fringe benefits described in sections 5(b), 5(c) and 5(e), at the levels then in effect, for a period of one year after the date of such termination and the group insurance described in section 5(a) until he reaches age 65.

     2. The Agreement in all other respects is not amended but remains unchanged and the parties thereto continue to be legally bound by the Agreement, as amended hereby.

                                      CRITICARE SYSTEMS, INC.

                                      /s/ Gerhard J. Von der Ruhr
                                      ---------------------------------------
                                        Gerhard J. Von der Ruhr, President


                                     /s/ Richard J. Osowski
                                     ----------------------------------------
                                             Richard J. Osowski